Exhibit 1A-5

# KOLABORATION VENTURES CORPORATION

# SHAREHOLDER VOTING AGREEMENT

This Shareholder Voting Agreement (this "Agreement") is made as of January 4, 2022 by and among Kolaboration Ventures Corporation, a corporation organized under the laws of the state of Wyoming (the "Corporation"), Charles Wesley, Andrew Wesley and Martin Wesley, as individuals (each a "KVC Shareholder," and collectively the "KVC Shareholders") and the Controlling Shareholder (as defined in the Recitals). Collectively, the KVC Shareholders and the Controlling Shareholder shall be referred to as the "Shareholders".

## RECITALS

A. Concurrently with the execution of this Agreement, the Corporation is entering into a Merger Agreement and Plan of Reorganization (the "Merger Agreement") with PRH Acquisition Corporation, a California corporation, FFF Acquisition Corporation, a California corporation and PRN Acquisition Corporation, a California corporation (collectively "Buyer Subsidiaries") and Pacific Reserve Nursery, Inc., a California corporation, Fuji Fire Flowers LLC, a California limited liability company and PR Brands LLC, a California limited liability company (collectively the "Targets") and Brook Eagle, an individual, Andy D'Amico, an individual and William Tomlinson, an individual (collectively the "Controlling Shareholder") pursuant to which Buyer Subsidiaries' will cease to exist and Targets will become wholly owned subsidiaries of the Corporation (the "Merger").

B. The bylaws of the Corporation provide for a board of directors (the "Board") consisting of five members.

C. In order to promote their mutual interests and the interests of the Corporation, to ensure continuity and stability in the management and policies of the Corporation, and to provide an incentive for the KVC Shareholders and Controlling Shareholder to use their best efforts in performing duties on behalf of the Corporation, the KVC Shareholders want to provide Controlling Shareholder with certain contractual rights with regard to the election of members of the Board as set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in this Agreement, and subject to the terms and, conditions stated herein, the parties hereby agree as follows:

## AGREEMENTS

## SECTION 1. DEFINITIONS

1.1 "Advisor" shall include investment banker, broker dealer, accountant, banker, consultant or attorney.

1.2 "Capital Stock" means the capital stock of the Corporation, including, without limitation, the "Common Stock" and the "Preferred Stock."

1.3 "Change of Control" means (i) a transaction or series of related transactions in which any "person" or "group" (within the meaning of Section 13(d) and 14(d) of the Securities Exchange

Act of 1934, as amended), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Corporation having the right to vote for the election of members of the Corporation's board of directors, (ii) any reorganization, merger or consolidation of the Corporation, other than a transaction or series of related transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Corporation or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation.

1.4 "Dissolution Event" means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Corporation's creditors or (iii) any other liquidation, dissolution or winding up of the Corporation (excluding a Liquidity Event), whether voluntary or involuntary.

1.5 "Equity Financing" means a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Corporation issues and sells Capital Stock at a fixed valuation, including but not limited to, a pre-money or post-money valuation.

1.6 "Initial Public Offering" means the Corporation's first firm commitment underwritten initial public offering of Common Stock pursuant to a registration statement filed under the Securities Act., including a registration under Regulation A.

1.7 "Liquidity Event" means a Change of Control or an Initial Public Offering.

## SECTION 2. ELECTION OF DIRECTORS

2.1 *Election*. Except as provided below, each of the KVC Shareholders agrees that the KVC Shareholders will, at all elections occurring during the term of this Agreement, vote all shares of Common Stock, held by the KVC Shareholders or that the KVC Shareholders have the power to vote in a manner that results in the election of two (2) individuals designated by the Controlling Shareholder as directors of the Corporation (the "Controlling Shareholder Board Members"). Upon an Equity Financing, the number of Controlling Shareholder Board Members that the Controlling Shareholders may designate and which the KVC Shareholders agree to vote for shall be reduced to one (1) individual.

2.2 *Designation*. The Controlling Shareholder may designate the individual that the Controlling Shareholder wishes to have serve as the Controlling Shareholder Board Members by giving notice of such designation to the KVC Shareholders fifteen (15) days prior to a vote for the election of members of the board of directors. The initial individuals designated by the Controlling Shareholders shall be Andy D'Amico and Brook Eagle.

## SECTION 3. CHANGES RELATING TO DIRECTORS

3.1 *Removal of Directors*. None of the KVC Shareholders will, at any time during the term of this Agreement, vote shares of Common Stock that are held by the KVC Shareholders or that the KVC Shareholders have the power to vote in favor of removal from office of any Controlling Shareholder Board Member without cause; provided that all KVC Shareholders will vote their shares of Common Stock, or voting rights in favor of the removal of a Controlling Shareholder Board Member without cause at the request of the Controlling Shareholders, provided that the Controlling Shareholders agree to indemnify and hold harmless the other KVC Shareholders from any claim, expense, or liability,

including reasonable attorneys' fees, arising out of the removal of any Controlling Shareholder Board Member.

(b) KVC Shareholders may, at any time during the term of this Agreement, vote shares of Common Stock that are held by KVC Shareholder or that the KVC Shareholder has the power to vote in favor of removal from office any Controlling Shareholder Board Member for cause, including but not limited to breach of any employment agreement between any Controlling Shareholder and the Corporation.

3.2 *Vacancies*. In the event that a vacancy is created on the Board at any time by death, disability, retirement, resignation or removal herein of a Controlling Shareholder Board Member, the Controlling Shareholders shall be entitled to designate a replacement Controlling Shareholder Board Member and the KVC Shareholders will vote their Common Stock, pursuant to Section 2 of this Agreement; provided, that such replacement designee may not previously have been Controlling Shareholder Board Member who was removed for cause.

**SECTION 4. TERM**

4.1 *Termination*. This Agreement will automatically terminate immediately following the earliest to occur of: (i) a Liquidity Event, (ii) a Dissolution Event, (iii) two (2) years from the date of this Agreement or (iv) at any time the KVC Shareholders collectively own 50% or less of the voting stock of the Corporation.

4.2 *Shareholders' Rights and Obligations*. The rights and obligations of the Shareholders under this Agreement will terminate when such Shareholder no longer owns any stock of the Corporation.

**SECTION 5. BINDING EFFECT**

The provisions of this Agreement will be binding upon and will inure to the benefit of the heirs, personal representatives, successors, and assigns of the Shareholders. Upon accepting shares of Capital Stock of the Corporation, the heirs, personal representatives, successors, and assigns of a Shareholder will become parties to and be bound by the provisions of this Agreement with the same effect as if they were named as parties to it.

**SECTION 6. SPECIFIC PERFORMANCE**

The Shareholders declare that it is impossible to measure in money the damages that will accrue if any of the Shareholders or the successors or assigns of one of them should fail to perform any of the obligations contained in this Agreement. Therefore, the terms and provisions of this agreement may be specifically enforced in equity, and all Shareholders waive any claim to the defense that the remedy at law is adequate for a breach of any of the terms and provisions of this Agreement.

**SECTION 7. MISCELLANEOUS PROVISIONS**

7.1 *Amendment*. No supplement, modification, or amendment of this agreement will be binding unless all the Shareholders have agreed it to in writing.

7.2 *Notice*. Any notice or other communication required or permitted to be given under this Agreement must be in writing and will be deemed to have been sufficiently given or made either upon delivery when personally delivered or three days after the date of mailing if mailed by certified mail, return receipt requested, to the address of a Shareholder shown in the records of the Corporation unless the Shareholder acknowledges receipt prior to that time. The address of a Shareholder to which notices or other communications must be mailed may be changed from time to time by giving written notice to the other Shareholders.

7.3 *Litigation Expenses*. In the event of a default under this Agreement, the defaulting party must reimburse the non-defaulting party or parties for all costs and expenses reasonably incurred in connection with the default, including attorneys' fees. If a suit or action is filed to enforce this Agreement or with respect to this Agreement, the prevailing party or parties must be reimbursed by the other parties for all costs and expenses incurred in connection with the suit or action, including reasonable attorneys' fees at the trial level and on appeal.

7.4 *Waiver*. No waiver of any provision of this Agreement will constitute or may be deemed to be a waiver of any other provision, whether or not similar, and no waiver will constitute a continuing waiver. A waiver will be binder only if executed in writing by the party making the waiver.

7.5 *Applicable Law*. This Agreement will be governed by and must be construed in accordance with the laws of the state of Wyoming.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered.

KOLABORATION VENTURES INC.:

By: ______________________________
Name: Martin Wesley
Title: President

KVC SHAREHOLDERS:

By: ______________________________
Name: Charles Wesley

By: ______________________________
Name: Andrew Wesley

By: ______________________________
Name: Martin Wesley

CONTROLLING SHAREHOLDER:

By: ______________________________
Name: Brook Eagle

By: ______________________________
Name: Andy D'Amico

By: ______________________________
Name: William Tomlinson

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered.

KOLABORATION VENTURES INC.:

By: ______________________________
Name: Martin Wesley
Title: President

KVC SHAREHOLDERS:

By: ______________________________
Name: Charles Wesley

By: ______________________________
Name: Andrew Wesley

By: ______________________________
Name: Martin Wesley

CONTROLLING SHAREHOLDER:

By: ______________________________
Name: Brook Eagle

By: ______________________________
Name: Andy D'Amico

By: ______________________________
Name: William Tomlinson

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered.

KOLABORATION VENTURES INC.:

By: ______________________________
Name: Martin Wesley
Title: President

KVC SHAREHOLDERS:

By: ______________________________
Name: Charles Wesley

By: ______________________________
Name: Andrew Wesley

By: ______________________________
Name: Martin Wesley

CONTROLLING SHAREHOLDER:

By: ______________________________
Name: Brook Eagle

By: ______________________________
Name: Andy D'Amico

By: ______________________________
Name: William Tomlinson

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered.

KOLABORATION VENTURES INC.:

By: ______________________________

Name: Martin Wesley
Title: President

KVC SHAREHOLDERS:

By: ______________________________

Name: Charles Wesley

By: ______________________________

Name: Andrew Wesley

By: ______________________________

Name: Martin Wesley

CONTROLLING SHAREHOLDER:

By: ______________________________

Name: Brook Eagle

By: ______________________________

Name: Andy D'Amico

By: [signature] ______________________________

Name: William Tomlinson

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered.

KOLABORATION VENTURES INC.:

By: ______________________________
Name: Martin Wesley
Title: President

KVC SHAREHOLDERS:

By: ______________________________
Name: Charles Wesley

By: [signature] 1/4/22
Name: Andrew Wesley

By: ______________________________
Name: Martin Wesley

CONTROLLING SHAREHOLDER:

By: ______________________________
Name: Brook Eagle

By: ______________________________
Name: Andy D'Amico

By: ______________________________
Name: William Tomlinson

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered.

KOLABORATION VENTURES INC.:

By: ______________________________
Name: Martin Wesley
Title: President

KVC SHAREHOLDERS:

By: ______________________________
Name: Charles Wesley

By: ______________________________
Name: Andrew Wesley

By: ______________________________
Name: Martin Wesley

CONTROLLING SHAREHOLDER:

By: ______________________________
Name: Brook Eagle

By: ______________________________
Name: Andy D'Amico

By: ______________________________
Name: William Tomlinson